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                                                                  Execution Copy

                                                                   Exhibit 10.17

                             STOCKHOLDERS AGREEMENT

      AGREEMENT made this 24th day of November, 1998, by and among (i) Alloy Designs, Inc., a Delaware corporation (the "Company"), (ii) James K. Johnson, Jr., Matthew C. Diamond and Samuel A. Gradess (each a "Founder" and collectively the "Founders"), (iii) each person who shall, after the date hereof, acquire at least 5,000 shares of Common Stock in the aggregate, (other than pursuant to the exercise or conversion of any warrants, options or convertible securities outstanding on the date of this Agreement) and join in and become a party to this Agreement by executing and delivering to the Company an Instrument of Accession in the form of Schedule II hereto (collectively, the "Non Founder Stockholders" and singularly a "Non Founder Stockholder") (each of such aforementioned persons in (ii) and (iii) being hereinafter referred to collectively as the "Holders" and singularly as a "Holder"), and (iv) those persons whose names are set forth under the heading "Investors" on Schedule I hereto (the "Investors").

      WHEREAS, the Holders currently hold collectively 3,600,000 shares of the Common Stock, par value $.01 per share (the "Common Stock"), of the Company;

      WHEREAS, the Investors are acquiring (or agreeing to acquire) simultaneously herewith up to an aggregate of 1,487,843 shares of the Company's Series A Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Company pursuant to a certain Series A Preferred Stock Purchase Agreement dated as of the date hereof, by and among the Investors, the Founders and the Company (the "Purchase Agreement");

      NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Holders and the Investors agree as follows:

      1. Prohibited Transfers. The Holders shall not sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber, all or any part of the Shares (as hereinafter defined) owned by them except in compliance with the terms of this Agreement. For purposes of this Agreement, the term "Shares" shall mean and include all shares of Common Stock of the Company owned by the Holders, whether presently held or hereafter acquired. Additionally, for two (2) years following the date hereof, each Founder may not transfer more than 300,000 shares of Common Stock, in the aggregate, and any such transfers shall be in accordance with the terms and conditions of this Agreement.

      2. Right of Refusal on Dispositions by the Founders. If at any time any Founder wishes to sell, assign, transfer or otherwise dispose of any or all Shares owned by him pursuant to the terms of a bona fide offer received from a third party, he shall submit a written offer to sell such Shares to the Company on terms and conditions, including price, not less favorable to the Company than those on which he proposes to sell such Shares to such third

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party (the "Offer"). The Offer shall disclose the identity of the proposed purchaser or transferee, the Shares proposed to be sold or transferred, the agreed terms of the sale or transfer and any other material facts relating to the sale or transfer. Within fifteen (15) days after receipt of the Offer, the Company shall give notice to the Founder of its intent to purchase all or any portion of the offered Shares on the same terms and conditions as set forth in the Offer. If, for any reason whatever, the Company shall not exercise its right to purchase all of the offered Shares as provided herein, then each of the Investors shall have the right to purchase a portion of the offered Shares which the Company shall not have agreed to purchase from the Founder (all such remaining shares being referred to as the "Remaining Offered Shares") to be determined in the manner set forth herein. Each Investor shall have the right to purchase that number of the Remaining Offered Shares as shall be equal to the aggregate Remaining Offered Shares multiplied by a fraction, the numerator of which is the number of shares of Preferred Stock of the Company then owned by such Investor and the denominator of which is the aggregate number of shares of said Preferred Stock then issued and outstanding and held by (and deemed to be held by) all the Investors. (The amount of shares each Investor or Qualified Transferee, as that term is defined below, is entitled to purchase under this
Section 2 shall be referred to as his "Pro Rata Fraction"). Each Investor shall have the right to transfer his right to any Pro Rata Fraction or part thereof to any Qualified Transferee. In the event an Investor does not wish to purchase or to transfer his right to purchase his Pro Rata Fraction, then any Investors who so elect shall have the right to purchase, on a pro rata basis with any other Investors who so elect any Pro Rata Fraction not purchased by an Investor or Qualified Transferee. Each Investor shall act upon the Offer as soon as practicable after receipt from the Company of notice that it has not elected to purchase all of the offered Shares, and in all events within fifteen (15) days after receipt thereof. Each Investor shall have the right to accept the Offer as to all or part of the Remaining Offered Shares offered thereby. In the event that an Investor shall elect to purchase all or part of the Remaining Offered Shares covered by the Offer, said Investor shall individually communicate in writing such election to purchase to the Founder who has made the Offer, which communication shall be delivered by hand or mailed to the Founder at the address set forth in Section 8 below and shall, when taken in conjunction with the Offer be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Shares covered thereby.

      In the event that the Company and Investors, taken together, do not purchase all of the Shares offered by the Founder pursuant to and within forty-five (45) days after the Offer, each such agreement to purchase the Shares shall be deemed null and void, and such Shares may be sold by the Founder at any time within 90 days after the expiration of the Offer, but subject to the provisions of Section 4 below. Any such sale shall be at not less than the price and upon other terms and conditions, if any, not more favorable to the purchaser than those specified in the Offer. Any Shares not sold within such 90-day period shall continue to be subject to the requirements of a prior offer and re-sale pursuant to this Section. In the event that Shares are sold to any purchaser pursuant to this Section 2, said Shares shall no longer be entitled to the benefits conferred by, or subject to the restrictions imposed by, this Agreement, except that the purchaser of said Shares shall agree in writing to abide by the provisions of Section 5 hereof.

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      For purposes of this Agreement, a Qualified Transferee shall mean any person (i) who is an Investor, (ii) who is an affiliated person, as that term is defined in the Investment Company Act of 1940, of an Investor, (iii) who is a partner of an Investor, or (iv) who acquires at least 50,000 shares of Preferred Stock (as adjusted for stock splits, stock dividends, reclassifications, recapitalizations or other similar events).

      3. Right of Refusal on Dispositions by the Non Founder Stockholders. If at any time any of the Non Founder Stockholders wishes to sell, assign, transfer or otherwise dispose of any or all Shares owned by him pursuant to the terms of a bona fide offer received from a third party, he shall submit a written offer to sell such Shares to the Company on terms and conditions, including price, not less favorable to the Company than those on which he proposes to sell such Shares to such third party (the "Stockholder Offer"). The Stockholder Offer shall disclose the identity of the proposed purchaser or transferee, the Shares proposed to be sold or transferred, the agreed terms of the sale or transfer and any other material facts relating to the sale or transfer. Within fifteen (15) days after receipt of the Stockholder Offer, the Company shall give notice to the Non Founder Stockholder of its intent to purchase all or any portion of the offered Shares (all such shares being referred to as the "Offered Shares") on the same terms and conditions as set forth in the Stockholder Offer. If, for any reason whatsoever, the Company shall not exercise its right to purchase all of the Offered Shares, as provided herein, then each of the Investors and Founders shall have the right to purchase a portion of the Offered Shares which the Company shall not have agreed to purchase from the Non Founder Stockholder (all such shares being referred to as the "Remaining Non Founder Offered Shares") to be determined in the manner set forth herein. Each Investor shall have the right to purchase that number of the Remaining Non Founder Offered Shares as shall be equal to the aggregate Remaining Non Founder Offered Shares multiplied by a fraction, the numerator of which is the number of shares of Stock (as defined in Section 6 below) of the Company then owned by such Investor (including any shares of Common Stock deemed to be owned hereunder, being a number of shares equal to that into which Preferred Stock held by such Investor is convertible on the date of the Offer using as the conversion formula that conversion price equal to the lesser of (i) the Series A Conversion Price in place at such time (as defined in the Company's Certificate of Incorporation) or (ii) the conversion price of $2.402 per share) and the denominator of which is the aggregate number of shares of said Stock then issued and outstanding and held by (and deemed to be held by) all the Investors and Founders together. Each Founder shall have the right to purchase that number of the Remaining Non Founder Offered Shares as shall be equal to the aggregate Remaining Non Founder Offered Shares not allocated to the Investors, as set forth above, multiplied by a fraction, the numerator of which is the number of shares of Stock (as defined in Section 6 below) of the Company then owned by such Founder and the denominator of which is the aggregate number of shares of said Stock then issued and outstanding and held by (and deemed to be held by) all the Founders together. (The amount of shares each Investor, Founder or Qualified Transferee is entitled to purchase under this Section 3 shall be referred to as his "Stockholder Pro Rata Fraction"). Each Investor and Founder shall have the right to transfer his right to any Stockholder Pro Rata Fraction or part thereof to any Qualified Transferee. In the event an Investor or a Founder does not wish to purchase or to transfer his right to purchase his Stockholder Pro Rata Fraction, then any Investors or Founders who so elects

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shall have the right to purchase, on a pro rata basis with any other Investors or Founders who so elect any Stockholder Pro Rata Fraction not purchased by an Investor, a Founder or Qualified Transferee. Each Investor or Founder, as the case may be, shall act upon the Stockholder Offer as soon as practicable after receipt from the Company of its notice that it has not elected to purchase all of the Offered Shares, and in all events within fifteen (15) days after receipt thereof. Each Investor or Founder, as the case may be, shall have the right to accept the Stockholder Offer as to all or part of the Remaining Non Founder Offered Shares offered thereby. In the event that an Investor or a Founder shall elect to purchase all or part of the Remaining Non Founder Offered Shares covered by the Stockholder Offer, said Investor or Founder shall individually communicate in writing such election to purchase to whichever Non Founder Stockholder has made the Stockholder Offer, which communication shall be delivered by hand or mailed to such Non Founder Stockholder at the address set forth in Section 8 below and shall, when taken in conjunction with the Stockholder Offer be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Shares covered thereby.

      In the event that the Company, Investors and Founders, taken together, do not purchase all of the Shares offered by a Non Founder Stockholder pursuant to and within forty-five (45) days after the Stockholder Offer, each such agreement to purchase the Shares shall be deemed null and void, and such Shares may be sold by such Non Founder Stockholder at any time within 90 days after the expiration of the Stockholder Offer. Any such sale shall be at not less than the price and upon other terms and conditions, if any, not more favorable to the purchaser than those specified in the Stockholder Offer. Any Shares not sold within such 90-day period shall continue to be subject to the requirements of a prior offer and re-sale pursuant to this Section. In the event that Shares are sold to any purchaser pursuant to this Section, said Shares shall no longer be entitled to the benefits conferred by, or subject to the restrictions imposed by, this Agreement, except that the purchaser of said Shares shall agree in writing to abide by the provisions of Section 5 hereof.

      4. Right of Participation in Sales. If at any time a Founder wishes to sell, or otherwise dispose of any Shares owned by him (the "Selling Founder") to any person (the "Purchaser") in a transaction which is subject to the provisions of Section 2 hereof, each Investor shall have the right to require, as a condition to such sale or disposition, that the Purchaser purchase from said Investor at the same price per Share and on the same terms and conditions as involved in such sale or disposition by the Selling Founder the same percentage of shares of Common Stock owned (and deemed to be owned hereunder) by such Investor as such sale or disposition (as finally consummated) represents with respect to said shares of Common Stock then owned by the Founders. Each Investor wishing so to participate in any such sale or disposition shall notify the Selling Founder of such intention as soon as practicable after receipt of the Offer made pursuant to Section 2, and in all events within fifteen (15) days after receipt thereof. In the event that an Investor shall elect to participate in such sale or disposition, said Investor shall individually communicate such election to the Selling Founder, which communication shall be delivered by hand or mailed to the Selling Founder at the address set forth in Section 8 below. The Selling Founder and/or each participating Investor shall sell to the Purchaser all, or at the option of the Purchaser, any part

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of the Stock (as defined in Section 5 below) proposed to be sold by them at not less than the price and upon other terms and conditions, if any, not more favorable to the Purchaser than those originally offered; provided, however, that any purchase of less than all of such Stock by the Purchaser shall be made from the Selling Founder and/or each participating Investor based upon a fraction, the numerator of which is the number of shares of Stock of the Company then owned by the Selling Founder or such participating Investor (including any shares of Common Stock deemed to be owned hereunder, being a number of shares equal to that into which Preferred Stock held by such Investor is convertible on the date of the Offer using as the conversion formula that conversion price equal to the lesser of (i) the Series A Conversion Price in place at such time (as defined in the Company's Certificate of Incorporation, as amended or restated from time to time) or (ii) the conversion price of $2.402 per share) and the denominator of which is the aggregate number of shares of Stock held by (and deemed to be held by) the Founders and all of the participating Investors. The Selling Founder or Investor shall use his or its best efforts to obtain the agreement of the Purchaser to the participation of the participating Investors in the contemplated sale, and shall not sell any Stock to such Purchaser if such Purchaser declines to permit the participating Investors to participate pursuant to the terms of this Section 4. The provisions of this Section 4 shall not apply to the sale of any Shares by a Founder to Brand Equity Ventures I, L.P. ("Brand Equity") pursuant to an Offer under Section 2.

      5. Right to Participate in Sale by Third Parties. If any Founder has at any time the right to purchase shares of Common Stock or a security convertible into Common Stock (the "Third Party Shares") pursuant to that certain Stockholders and Voting Agreement dated as of June 30, 1997, as amended, among the Company, the Founders and certain other signatories thereto (the "Stockholders and Voting Agreement"), and if any of the Founders chooses not to purchase all or a portion of the Third Party Shares, such Founders shall, as a group, submit a written offer to sell such remaining Third Party Shares (the "Remaining Third Party Shares") to the Investors within ten (10) days after receiving the offer to purchase the Third Party Shares on the same terms and conditions, including price, as was offered to the Founders (the "Third Party Offer"). The Third Party Offer shall disclose the identity of the seller, the number of Remaining Third Party Shares, the agreed terms of the sale or transfer and any material aspects relating to the sale. Each of the Investors shall have the right to purchase a portion of the offered Remaining Third Party Shares from the Founders to be determined in the manner set forth herein. Each Investor shall have the right to purchase that number of Remaining Third Party Shares as shall be equal to the aggregate Remaining Third Party Shares multiplied by a fraction, the numerator of which is the number of shares of Preferred Stock of the Company then owned by the Investor and the denominator of which is the aggregate number of shares of said Preferred Stock then issued and outstanding and held by (and deemed to be held by) all the Investors. (The amount of shares each Investor or Qualified Transferee, as that term is defined below, is entitled to purchase under this Section 5 shall be referred to as his "Section 5 Pro Rata Fraction"). Each Investor shall have the right to transfer his right to any Pro Rata Fraction or part thereof to any Qualified Transferee. In the event an Investor does not wish to purchase or to transfer his right to purchase his
Section 5 Pro Rata Fraction, then any Investors who so elect shall have the right to purchase, on a pro rata basis with any other Investors who so elect any
Section 5 Pro Rata Fraction not purchased by an Investor or

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Qualified Transferee. Each Investor shall act upon the Third Party Offer as soon as practicable after receipt from the Founders of notice that they have not elected to purchase all of the offered Third Party Shares, and in all events within fifteen (15) days after receipt thereof. Each Investor shall have the right to accept the Third Party Offer as to all or part of the Remaining Third Party Offered Shares offered thereby. In the event that an Investor shall elect to purchase all or part of the Remaining Third Party Offered Shares covered by the Third Party Offer, said Investor shall individually communicate in writing such election to purchase to the Founder(s) who has made the Third Party Offer, which communication shall be delivered by hand or mailed to the Founder(s) at the address set forth in Section 8 below and shall, when taken in conjunction with the Third Party Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Remaining Third Party Shares covered thereby. Such purchasing Investors shall, within twenty (20) days of the notice forward to the Founders, by check or wire transfer, the funds to purchase such shares. Upon receipt of such funds the Founders shall purchase the Remaining Third Party Shares for the purchasing Investors and transfer such Remaining Third Party Shares to the purchasing Investors. This Section 5 is conditioned on the fact that under the Stockholders and Voting Agreement, the offer of the Founders to purchase on behalf of themselves and/or the Investors the Third Party Shares is only valid if all such Third Party Shares available for purchase are purchased and that such offer may not be accepted in part.

      6. Permitted Transfers. Anything herein to the contrary notwithstanding, the provisions of Sections 1, 2 , 3 and 4 shall not apply to: (a) any transfer of Shares by a Holder by gift or bequest or through inheritance to, or for the benefit of, any member or members of his immediate family; (b) any transfer of Shares by a Holder to a trust in respect of which he serves as trustee, provided that the trust instrument governing said trust shall provide that such Holder, as trustee, shall retain sole and exclusive control over the voting and disposition of said Shares until the termination of this Agreement; and (c) any sale of Common Stock in a public offering pursuant to a registration statement filed by the Company with the Securities and Exchange Commission. In the event of any such transfer, other than pursuant to subsection (c) of this Section 6, the transferee of the Shares shall hold the Shares so acquired with all the rights conferred by, and subject to all the restrictions imposed by, this Agreement.

      7. Election of Directors. Each of the parties hereto agrees to vote all of the Stock (as hereinafter defined) of the Company now owned or hereafter acquired by such party (and attend, in person or by proxy, all meetings of stockholders called for the purpose of electing directors), and the Company agrees to take all actions (including, but not limited to the nomination of specified persons) to cause and maintain the election to the Board of Directors of the Company, to the extent permitted pursuant to the Company's Restated Certificate of Incorporation, the following:

            (i) three (3) nominees designated by the holders of a majority of the Common Stock (one of whom shall be the Chief Executive Officer of the Company), who shall initially be James K. Johnson, Jr., Matthew C. Diamond and Samuel A. Gradess;

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            (ii) one nominee designated by Brand Equity and elected by the holders of the Preferred Stock, voting as a separate class; and

            (iii) three (3) nominees designated by (x) the Founders (provided that each such Founder remains employed by the Company and continues to own at least seventy-five percent (75%) of his initial ownership of the Company as set forth on Schedule I hereto) and (y) Brand Equity:

                        (a) one of whom shall be a representative of the holders of the Company's outstanding notes and warrants issued in the May 1998 financing of the Company who shall initially be Peter Graham for the first three (3) years following the date of this Agreement and, after such period, shall be a person unaffiliated with the Company;

                        (b) one of whom shall be experienced in the Internet/"e-commerce" field and unaffiliated with the Company; and

                        (c) one of whom shall be a non-employee with relevant industry experience who shall initially be Robert Kerson or an individual (reasonably acceptable to the other Directors and Brand Equity) referred by Robert Kerson for the first three (3) years following the date of this Agreement and, after such period, shall be a non-employee with relevant industry experience.

      Each of the parties further covenants and agrees to vote, to the extent possible, all shares of Stock of the Company now owned or hereafter acquired by such party so that the Company's Board of Directors shall consist of no more than seven (7) members. For the purposes of this Agreement, "Stock" shall mean and include all Preferred Stock and all shares of Common Stock, and all other securities of the Company which may be exchangeable for or issued in exchange for or in respect of shares of Common Stock (whether by way of stock split, stock dividends, combination, reclassification, reorganization or any other means).

      In the absence of any designation from the persons or groups so designating directors as specified above, the director previously designated by them and then serving shall be reelected if still eligible to serve as provided herein.

      No party hereto shall vote to remove any member of the Board of Directors designated in accordance with the aforesaid procedure unless the persons or groups so designating directors as specified above so vote, and, if such persons or groups so vote then the non-designating party or parties shall likewise so vote.

      Any vacancy on the Board of Directors created by the resignation, removal, incapacity or death of any person designated under this Section 7 shall be filled by another person designated in a manner so as to preserve the constitution of the Board as provided above.

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      8. Termination. This Agreement, and the respective rights and obligations of the parties hereto, shall terminate upon the earliest to occur of the following: (i) the completion of a fully underwritten, firm commitment public offering pursuant to an effective registration under the Securities Act covering the offering or sale by the Company of its Common Stock in which (x) the net proceeds received by the Company shall be at least $15 million, and (y) the price per share of such Common Stock equals a price per share representing a valuation of the Company of not less than $75 million; or (ii) the sale of the Company, whether by merger, sale, or transfer of capital stock representing a majority of the voting power at elections of directors of the Company, or sale of substantially all of its assets (an "Acquisition").

      9. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered or mailed by first class, registered or certified mail (air mail if to or from outside the United States), return receipt requested, postage prepaid, if to each Holder at his respective address set forth on Schedule I hereto or on the Instrument of Accession pursuant to which he became a party to this Agreement, if to the Company at the address set forth in the Purchase Agreement with a copy to counsel to the Company as set forth therein, and if to the Investors, at their respective addresses set forth on Schedule I hereto or to such other address as the addressee shall have furnished to the other parties hereto in the manner prescribed by this Section 9.

      10. Holders' Lock-up Agreement. Each of the Holders and the Investors hereby agrees in connection with the Company's initial public offering, upon the request of the principal underwriter managing the initial public offering of the Company, not to sell publicly any Shares now owned or hereafter acquired by him and subject to this Agreement without the prior written consent of such underwriter for a period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as the underwriter may specify, in all events subject to the provisions of Section 13(g) of a certain Registration Rights Agreement dated as of the date hereof (the "Registration Rights Agreement").

      11. Failure to Deliver Shares. If a Holder becomes obligated to sell any Common Stock of the Company to an Investor, Founder or the Company (or to any Qualified Transferee) (a "Purchasing Party") under this Agreement and fails to deliver such Common Stock in accordance with the terms of this Agreement, such Purchasing Party may, at its option, in addition to all other remedies it may have, send to said Holder the purchase price for such Common Stock as is herein specified. Thereupon, the Company upon written notice to said Holder, (a) shall cancel on its books the certificate or certificates representing the Common Stock to be sold and (b) shall issue, in lieu thereof, in the name of such Purchasing Party a new certificate or certificates representing such Common Stock, and thereupon all of said Holder's rights in and to such Common Stock shall terminate.

      12. Specific Performance. The rights of the parties under this Agreement are unique and, accordingly, the parties shall, in addition to such other remedies as may be available to any of them at law or in equity, have the right to enforce their rights hereunder by actions for specific performance to the extent permitted by law.

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      13. Legend. The certificates representing the Shares shall bear on their face a legend indicating the existence of the restrictions imposed hereby.

      14. Entire Agreement. This Agreement, the Purchase Agreement (including any and all exhibits, schedules and other instruments contemplated thereby) and the Registration Rights Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings between them or any of them as to such subject matter.

      15. Waivers and Further Agreements. Any of the provisions of this Agreement may be waived with the consent of the Investors holding at least a majority in interest of the issued and outstanding shares of Preferred Stock (including shares of Common Stock into which any such shares may have been converted) then held or deemed to be held by all Investors by an instrument in writing. Any waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of that provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as any other party may reasonably require in order to effectuate the terms and purposes of this Agreement. Notwithstanding the foregoing, no waiver approved in accordance herewith shall be effective if and to the extent that such waiver grants to any one or more Investors any rights more favorable than any rights granted to all other Investors or otherwise treats any one or more Investors differently than all other Investors.

      16. Amendments. Except as otherwise expressly provided herein, this Agreement may not be amended except by an instrument in writing executed by (i) Investors holding at least seventy-five percent (75%) in interest of the issued and outstanding shares of Preferred Stock (including shares of Common Stock into which any such shares may have been converted) and Common Stock, (ii) Holders holding a majority of the Shares subject to this Agreement, and (iii) the Company.

      17. Assignment; Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted transferees, except as may be expressly provided otherwise herein, and provided, further, that no Investor may transfer its rights or obligations hereunder except to a Qualified Transferee.

      18. Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and such invalid, illegal and unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

      19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and

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the same instrument. The Company shall require (i) each executive officer who shall, after the date hereof, acquire any shares of Common Stock, and (ii) each person who shall, after the date hereof, acquire more than 5,000 shares of Common Stock (appropriately adjusted for any stock split, recapitalization or other reorganization), as a condition to such acquisition, to become a party to this Agreement by executing and delivering to the Company an Instrument of Accession in the form of Schedule II hereto. Any person who may, after the date hereof, purchase shares of Preferred Stock pursuant to the Purchase Agreement shall become an "Investor" for all purposes hereunder, all upon execution of a counterpart to this Agreement signed by such person and the Company.

      20. Section Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

      21. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal law of The Commonwealth of Massachusetts.

      22. Changes in Common Stock or Preferred Stock. If, and as often as, there is any change in the Common Stock or the Preferred Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof, including without limitation an equitable adjustment of all per share prices herein, so that the rights and privileges granted hereby shall continue with respect to the Common Stock, the Preferred Stock or per share price as so changed.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as a sealed instrument as of the day and year first above written.

                                          INVESTORS:

ALLOY DESIGNS, INC.                       BRAND EQUITY VENTURES I, L.P.

                                          By:  Brand Equity Partners I, LLC,
                                                 General Partner

By:_________________________              By:______________________________
Name:                                          Manager
Title:


FOUNDERS:                                 _________________________________
                                          J. Edward Diamond

_________________________________
James K. Johnson, Jr.

_________________________________
Matthew C. Diamond

_________________________________
Samuel A. Gradess

                                                                      SCHEDULE I

                               ALLOY DESIGNS, INC.

                        SCHEDULE OF HOLDERS AND INVESTORS

Names and Addresses                       No. of Shares
-------------------                       -------------
FOUNDERS

James K. Johnson, Jr.
[Address]                                  1,200,000

Matthew C. Diamond
[Address]                                  1,200,000

Samuel A. Gradess
[Address]                                  1,200,000

INVESTORS
---------


Brand Equity Ventures I, L.P.
Three Pickwick Plaza
Greenwich, CT 06830                        1,474,573*

J. Edward Diamond
P.O. Box 9187
Canton, OH 44711                              13,270*

* Shares of Series A Convertible Preferred Stock.

                                                                     SCHEDULE II

                               ALLOY DESIGNS, INC.

                             INSTRUMENT OF ACCESSION

      The undersigned, _________________, as a condition precedent to becoming the owner or holder of record of ___________________ (______) shares of the Common Stock, par value $.01 per share, of Alloy Designs, Inc., a Delaware corporation (the "Company"), hereby agrees to become a Holder party to and bound by that certain Stockholders' Agreement, dated as of ______________ ____, 1998 by and among the Company and other shareholders of the Company. This Instrument of Accession shall take effect and shall become an integral part of the said Stockholders' Agreement immediately upon execution and delivery to the Company of this Instrument.

      IN WITNESS WHEREOF, this INSTRUMENT OF ACCESSION has been duly executed by or on behalf of the undersigned, as a sealed instrument under the laws of the State of Delaware, as of the date below written.


                                          Signature:

                                          -----------------------------------
                                          (Print Name)

                                          Address:


                                          Date:

                                          -----------------------------------


                                          Accepted:

                                          ALLOY DESIGNS, INC.


                                          By:
                                              ----------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

                                          Date:
                                               ---------------------------------